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                                                                    Exhibit 10.3


                        SHAREHOLDER LOAN AGREEMENT NO. 2

                                  10 APRIL 2001


                                     BETWEEN

                       CORRAL PETROLEUM HOLDINGS AB (PUBL)
                                    AS LENDER

                                       AND

                            PREEM HOLDINGS AB (PUBL)
                                   AS BORROWER





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This SHAREHOLDER LOAN AGREEMENT is dated as of 10 April 2001 between:

CORRAL PETROLEUM HOLDINGS AB (PUBL), reg. no. 556477-1284, (the "LENDER"); and

PREEM HOLDINGS AB (PUBL), reg. no. 556206-9673, (the "BORROWER").



1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      "AGREEMENT" means this Shareholder Loan Agreement.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Stockholm.

      "CONFIRMATION OF SUBORDINATION" means an agreement in the form of SCHEDULE 1 entered into by the Borrower, the Lender and the Trustee.

      "DEBT RESTRUCTURING AGREEMENT" means the Debt Restructuring Agreement entered into on or about the date hereof among the Borrower, the Lender and Preem Petroleum for the purpose of restructuring and assigning existing shareholder debt owed by Preem Petroleum.

      "EFFECTIVE DATE" means the date defined as such in the Debt Restructuring Agreement.

      "INDENTURE" means the indenture between the Borrower and the Trustee governing the Notes, dated on or about the date hereof.

      "LOAN" means the total principal amount advanced or to be advanced by the Lender under Clause 2 (Shareholder Loans) in one or several disbursements, or the total principal amount outstanding hereunder at any time. The Loan shall be denominated in Swedish Kronor.

      "NOTEHOLDERS" means the holders from time to time of the Notes.

      "NOTES" means the 10 5/8 % senior secured notes due 2011 and any additional notes issued under the indenture governing the Notes, dated as of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

      "PREEM PETROLEUM" means Preem Petroleum AB, reg. no. 556072-6977.

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                                                                            2(2)
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      "SECURITY INTEREST" means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, title retention (other than in respect of goods purchased in the ordinary course of trading), sale and repurchase or sale and lease-back arrangement or any other agreement or arrangement in each case having the effect of conferring security.

      "SENIOR DEBT" means all present and future liabilities of the Borrower to the Noteholders under the Notes and the Indenture, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

      "SHAREHOLDER LOAN NO. 1B" means the Shareholder Loan Agreement No. 1B entered into on or about the date hereof between the Borrower as lender and Preem Petroleum as borrower.

      "STIBOR" means the Stockholm Interbank Offered Rate as quoted on the Reuters screen SIOR (or such other screen as may replace that screen) at or about 11.00 a.m. (Stockholm time) on the relevant date or, if the relevant rate does not appear, the average (rounded upwards to four decimal places) of the rates which prime banks were offering to other prime banks in the Stockholm interbank market for deposits in Swedish Kronor as of 11.00 a.m. (Stockholm time) on the relevant date, in each case for a period of thirty (30) days.

      "SUBORDINATED DEBT" means (i) the indebtedness of the Borrower to the Lender hereunder, and (ii) any other indebtedness of the Borrower to the Lender, absolute or contingent, whether or not matured, including, without limitation, principal, interest, damages and costs.

      "SUBORDINATION PERIOD" means the period from the Effective Date until the date on which all Senior Debt has been fully and finally satisfied.

      "SUBSIDIARY" means any Swedish or foreign legal entity (whether incorporated or not), which is a subsidiary (Sw: DOTTERBOLAG) of the Borrower, directly or indirectly, in accordance with the Swedish Companies Act (Sw: AKTIEBOLAGSLAGEN).

      "SWEDISH KRONOR" or "SEK" means the lawful currency of Sweden.

      "TAXES" means all types (whether now existing or introduced in the future) of income and other taxes, levies, imposts, deductions, charges and withholdings whatsoever together with interest thereon and penalties and surcharges with respect thereto, if any, and any payments made on or in respect thereof, and "TAX" and "TAXATION" shall be construed accordingly.

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                                                                            3(3)
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      "TRUSTEE" means Bankers Trust Company, as Trustee under the indenture governing the Notes, dated as of 10 April 2001, by and between the Lender, Deutsche Bank AG London, as principal paying agent, and the Trustee.

1.2   INTERPRETATION

1.2.1 A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to a statute or any provision thereof shall refer also to that statute or provision as amended or re-enacted.

1.2.2 A reference in this Agreement or in any other document referred to herein or delivered in connection herewith to an agreement or document shall refer also to such agreement or document as amended, varied or supplemented and shall include all appendices and other attachments.

2.    SHAREHOLDER LOANS

2.1 On the Effective Date the Lender shall provide the Borrower with a loan, subject to the terms of this Agreement. The amount of such loan shall be determined in accordance with the Debt Restructuring Agreement. Such loan amount shall constitute Subordinated Debt.

2.2 Any further indebtedness owed by the Borrower to the Lender shall also constitute Subordinated Debt, unless the parties agree otherwise (provided this is permissible pursuant to the terms of the Notes and the Indenture). Such further indebtedness shall be incurred as agreed between the parties.

2.3 Any distributions from Preem Petroleum to the Borrower by way of group contributions (Sw: KONCERNBIDRAG) which are made in the form of subordinated loans from the Borrower to Preem Petroleum under Clause 2.3 of the Shareholder Loan Agreement No. 1B, shall be further distributed from the Borrower to the Lender as group contributions in the form of loans hereunder from the Lender to the Borrower, so that the amount of such loans shall constitute Subordinated Debt.

2.4 Nothing in this Agreement shall prevent the Borrower from incurring other debt owed to the Lender which is not Subordinated Debt (to the extent this is not prohibited under the terms of the Notes or the Indenture), from repaying such other debt or from paying interest on such other debt.

3.    REPAYMENT

      The Borrower shall not repay the Loan during the Subordination Period, except with the prior written consent of the Trustee.

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                                                                            4(4)
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4.    INTEREST

4.1 Neither the Loan nor any other amount which may be payable hereunder shall carry interest before the date on which such amount is due and payable.

4.2 If the Borrower fails to pay an amount payable by it under this Agreement on the due date, it shall forthwith on demand by the Lender pay interest on the overdue amount from the due date up to the date of actual payment at a rate determined by adding a margin of two (2) percentage units to STIBOR on the due date. Interest shall be compounded at end of each thirty
      (30) day period during which the overdue amount remains outstanding.

5.    PAYMENTS

5.1 All payments by the Borrower under this Agreement shall be made for value on the due date (at such time as is customary for the settlement of transactions in the relevant currency) and in immediately available funds to the account at such office or bank as the Lender may designate from time to time. Any such designation shall be notified to the Borrower not later than five (5) Business Days before the payment is due.

5.2 All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

5.3 If a payment is due on a day which is not a Business Day, the due date for that payment shall instead be the following Business Day.

5.4 A repayment or prepayment of the Loan is payable in Swedish Kronor. Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

5.5 If Swedish Kronor is replaced as legal tender in Sweden by the euro, all references to Swedish Kronor in this Agreement shall be deemed to be references to the euro, provided that the Lender, acting reasonably and in good faith and after having consulted with the Borrower, shall determine at what time such replacement shall be made for the purpose of this Agreement in the event that such replacement includes a transition period. In case of any such change of currency, this Agreement shall be amended to the extent the Lender specifies to be necessary to reflect the change in currency and to put the Lender and the Borrowers in the same position, so far as possible, that they would have been in if no change of currency had occurred.

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                                                                            5(5)
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6.    WITHHOLDINGS

6.1 All payments to be made by the Borrower hereunder shall be made free and clear of any deduction or withholding.

6.2 If the Borrower is required by law to make any deduction or withholding on account of Tax or otherwise from any payment to the Lender hereunder, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

6.3 This Clause 6 (Withholdings) shall not apply in the case of deductions or withholdings to be made with reference to income tax on its overall income ultimately due by the Lender by operation of applicable laws.

7.    INDEMNITIES

      If the Lender receives an amount in respect of the Borrower's liability under this Agreement or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency in which such obligation is due (the "CONTRACTUAL CURRENCY"):

      (a) the Borrower shall on demand indemnify the Lender as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (b) if the amount received by the Lender, when converted into the Contractual Currency at a market rate in the usual course of its business, is less than the amount owed in the Contractual Currency, the Borrower shall on demand pay to the Lender an amount in the Contractual Currency equal to the deficit; and

      (c) the Borrower shall on demand pay to the Lender any exchange costs and Taxes payable in connection with any such conversion.

8.    REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that:

      (a) it is a limited liability company, duly incorporated and validly existing under the laws of Sweden, with full power and authority to carry on its business as it is being conducted and to execute and perform all of its

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                                                                            6(6)
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            obligations under this Agreement and all action required to authorise such execution and performance has been duly taken;

      (b) the execution and performance of this Agreement will not violate any applicable law or regulation or contravene any provision of its Articles of Association; and

      (c) subject to the qualifications in the legal opinions as to matters of law in force on the date of this Agreement and not fact, this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms.

9.    RESTRICTIONS IN RELATION TO THE LOAN

9.1 The Borrower undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Trustee, it will not, and will procure that no Subsidiary will:

      (a) pay, prepay or repay, discharge by way of set-off, or acquire, any Subordinated Debt;

      (b)   pay interest on any Subordinated Debt;

      (c) create or permit to subsist, any Security Interest or other encumbrance over any of its assets, or give any financial support, for any Subordinated Debt; or

      (d) take or omit to take any action whereby the ranking and/or subordination of the Subordinated Debt contemplated by this Agreement may be impaired.

9.2 The Lender undertakes that, during the Subordination Period, except as expressly permitted by this Agreement or with the prior written consent of the Trustee, it will not:

      (a) demand or receive payment, prepayment or repayment, or accept discharge by way of set-off, of any Subordinated Debt;

      (b)   demand or receive any payment of interest on any Subordinated Debt;

      (c) receive or permit to subsist, any Security Interest or other encumbrance, or give any financial support, for any Subordinated Debt;

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                                                                            7(7)
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      (d)   assign, transfer or otherwise dispose of any Subordinated Debt to a third party; or

      (e) commence any proceedings against the Borrower or any Subsidiary in respect of any Subordinated Debt (including, without limitation, applying for enforcement of any amount outstanding or for the liquidation, bankruptcy or re-organisation of the Borrower or any Subsidiary).

10.   SUBORDINATION IN CASE OF INSOLVENCY

10.1 In the insolvency or bankruptcy of the Borrower or any Subsidiary initiated during the Subordination Period, the Lender shall endeavour to procure that any distributions with respect to the Subordinated Debt by the bankruptcy administrator or liquidator, or any other person making the distribution, are made to the Trustee on behalf of the Noteholders to the extent necessary to repay all the Senior Debt in full.

10.2 Any release, discharge or settlement between Lender and the Trustee on behalf of the Noteholders (or any of them) shall be conditional upon no security, disposition or payment to any Noteholder being void, set aside or ordered to be refunded pursuant to any law relating to bankruptcy, liquidation or insolvency, or for any other reason whatsoever, and if such condition shall not be fulfilled the Trustee on behalf of the Noteholders shall be entitled to enforce this Agreement subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

11.   REDISTRIBUTION OF PAYMENTS

11.1 In the event that any payment in respect of Subordinated Debt is received by the Lender, in cash or in kind, by way of set-off or otherwise, in violation of this Agreement, the Lender shall hold such payment, up to the amount of the Senior Debt, separated and for the account of the Noteholders, and promptly pay it to the Trustee for distribution to the Noteholders for application towards the Senior Debt.

11.2 If the Senior Debt is partially paid out of any proceeds received in respect of or on account of any Subordinated Debt, the Lender will not be entitled to exercise any subrogation right to the Senior Debt until the Senior Debt has been irrevocably paid and discharged in full.

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                                                                            8(8)
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12.   FURTHER ASSURANCES OF SUBORDINATION

12.1 The Borrower, the Lender and the Trustee shall enter into a Confirmation of Subordination to confirm that Trustee on behalf of the Noteholders has the benefit of the subordination provisions in this Agreement.

12.2 Each of the Lender and the Borrower undertakes, at its own expense, from time to time, upon reasonable request, to do all such acts and execute all such documents as may be necessary for giving full effect to the subordination of the Subordinated Debt to the Senior Debt as envisaged by this Agreement and securing to the Trustee on behalf of the Noteholders the full benefit of the rights, powers and remedies conferred upon them in this Agreement.

13.   ASSIGNMENT

13.1 The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

13.2 The Lender may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

14.   MISCELLANEOUS

14.1 No amendment to this Agreement shall be effective against any party unless made in writing and signed by such party.

14.2 No delay or omission in exercising any powers or privileges hereunder shall be construed as a waiver thereof or an acquiescence therewith. Any exercise of any part of the rights shall not preclude subsequent enforcement of any such rights which have not, or have not fully, been exercised.

15.   NOTICES

15.1 All notices or other communications under or in connection with this Agreement shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given as follows:

      (a) if by letter, when delivered to the address notified in accordance with Clause 15.3; and

      (b)   if by telefax, when received.

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                                                                            9(9)
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15.2  Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

15.3 The address and telefax number of each party for all notices under or in connection with this Agreement are:

      The Lender:       Corral Petroleum Holdings AB (publ)
                        Attention: Managing Director
                        Biblioteksgatan 29
                        P.O. Box 5785
                        SE-114 87 Stockholm
                        Sweden
                        Telephone: +46 8 614 13 00
                        Telefax: +46 8 614 13 14

      The Borrower:     Preem Holdings AB (publ)
                        Attention: Richard Ohman
                        Biblioteksgatan 29
                        P.O. Box 5785
                        SE-114 87 Stockholm
                        Sweden
                        Telephone: +46 8 614 13 00
                        Telefax: +46 8 614 13 14

      or any other address notified by one party to the other parties by not less than five (5) Business Days' notice.

16.   GOVERNING LAW AND JURISDICTION

16.1 This Agreement shall be governed by and construed in accordance with Swedish law.

16.2 The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Agreement. The City Court of Stockholm shall be court of first instance.

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                                                                          10(10)
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IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the parties have received one each.


CORRAL PETROLEUM HOLDINGS AB (publ)
as Lender


/s/ Richard Ohman
----------------------
Name: Richard Ohman


PREEM HOLDINGS AB (publ)
as Borrower


/s/ Karim Karaman                  /s/ Lars Nelson
----------------------             ---------------------
Name: Karim Karaman                Name: Lars Nelson



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                                                                           1(1)
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                                                                      SCHEDULE 1


                      FORM OF CONFIRMATION OF SUBORDINATION



This CONFIRMATION OF SUBORDINATION is entered into in connection with the Shareholder Loan Agreement No. 2 entered into between Corral Petroleum Holdings AB (publ) (the "JUNIOR LENDER") and Preem Holdings AB (publ) (the "BORROWER") on 10 April 2001 (the "AGREEMENT"). Terms defined in the Agreement shall have the same meanings when used herein.

The Agreement contains provisions to the effect that the Loan shall be subordinated to the Borrower's indebtedness to the Noteholders during the Subordination Period. The Agreement also provides Bankers Trust Company (the "TRUSTEE") acting on behalf of the Noteholders with certain rights.

The parties hereby agree that the Trustee, acting on behalf of the Noteholders, shall have the benefit of all rights conferred upon it in the Agreement. All indebtedness owed by the Borrower to the Noteholders shall constitute Senior Debt under the Agreement. The parties further agree that any amendment of, variation or modification to, or termination of, the Agreement (including the waiver of any right under the Agreement) shall require the prior written consent of the Trustee.

The address and telefax number of the Trustee for all notices under or in connection with this Confirmation of Subordination are:

              [ADDRESS]
              Attention: [TITLE]
              Telephone: [NUMBER]
              Telefax: [NUMBER]

or any other address notified by the Trustee to the other parties by not less than five (5) Business Days' notice. The addresses and telefax numbers of the Junior Lender and the Borrower are set out in the Agreement.

All notices or other communications under or in connection with this Confirmation of Subordination shall be in the English language and be given by letter or by telefax (and, in the case of telefax, confirmed by letter). Any such notice will be deemed to be given, if by letter, when delivered to the address notified in accordance with the above, and, if by telefax, when received. Any notice received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

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                                                                           2(2)
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This Confirmation of Subordination shall be governed by and construed in accordance with Swedish law. The courts of Sweden shall have non-exclusive jurisdiction over matters arising out of or in connection with this Confirmation of Subordination. The City Court of Stockholm shall be court of first instance.


Date: [DATE]

PREEM HOLDINGS AB (publ)           CORRAL PETROLEUM HOLDINGS AB (publ)
as Borrower                        as Junior Lender


---------------------------        ---------------------------
Name:                              Name:


---------------------------
Name:


BANKERS TRUST COMPANY
as Trustee


---------------------------
Name:


---------------------------
Name: